UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
SEGALL BRYANT & HAMILL TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Segall Bryant & Hamill Small Cap Value Fund	Segall Bryant & Hamill Plus Bond Fund
Segall Bryant & Hamill Small Cap Growth Fund	Segall Bryant & Hamill Quality High Yield Fund
Segall Bryant & Hamill All Cap Fund	Segall Bryant & Hamill Municipal Opportunities Fund
Segall Bryant & Hamill Fundamental International Small Cap Fund	Segall Bryant & Hamill Colorado Tax Free Fund
Segall Bryant & Hamill Global All Cap Fund

Please do not disregard this letter

Special Meeting of Shareholders Adjourned

WE NEED YOUR PARTICIPATION

Dear Shareholder:

We have been trying to reach you regarding the Special Meeting of Shareholders of the above-mentioned Funds (the “Funds”). The Special Meeting of Shareholders was originally slated for April 29, 2021, but has been adjourned until May 20, 2021 due to lack of quorum. We are desperately trying to reach quorum for the meeting and still haven’t yet received your vote. You may think your vote is inconsequential, but your participation helps us to avoid costly additional adjournments and solicitations. Unfortunately, this is a government mandated process that requires a certain quorum to hold our meeting. We only have a certain timeframe in which to attain quorum and are running out of time. We need YOUR help!

Shareholders will be asked to vote on the following proposal:

Proposal 1:	Approve a new investment advisory agreement by and between the Trust, on behalf of the applicable Fund, and Segall Bryant & Hamill, LLC.

The Board of Trustees recommends that shareholders vote “For” the Proposal.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has simply not yet been achieved for your Fund.

The proxy statement is available online www.OkapiVote.com/SBH. In order for your vote to be represented, we must receive your voting instructions. For your convenience, please use any of the following methods to submit your vote:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone

Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail

Sign, Date, and Return this proxy card using the enclosed postage-paid envelope

If possible, please use either of the first two options to ensure your vote is captured in time for the meeting. Even if it is past the indicated deadline, please submit your vote!

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 1-844-343-2625. Representatives are available Monday - Friday 9:00 am to 9:00 pm (ET) and Saturday, 10:00 am to 5:00 pm (ET).

Please take a moment and vote today! Thank you!